UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 6, 2012

AMERITRANS CAPITAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	814-00193	52-2102424
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
50 Jericho Quadrangle Jericho, New York		11753
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (212) 355-2449

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 2.04	Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On March 6, 2012 (the “Notice Date”), Sean J. Greene (“Greene”), Associate Administrator Office of Investment and Innovation of the U.S. Small Business Administration (the “SBA”) delivered written notice (the “Notice”) to Elk Associates Funding Corporation (“Elk”), a small business investment company (“SBIC”) under the U.S. Small Business Investment Act of 1958 and a wholly-owned subsidiary of Ameritrans Capital Corporation (“Ameritrans” and together with Elk, the “Company”), of the SBA’s determination that Elk has a condition of capital impairment, based on Elk’s financial condition as of September 30, 2011.

As an SBIC, Elk is subject to SBA regulations, which, among other things, provide that an SBIC will have a capital impairment under its SBA debentures if its impairment percentage (as calculated in accordance with SBA regulations) exceeds 40%.  As stated in the Notice and as previously disclosed by Ameritrans in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2011, Elk’s capital impairment percentage as of September 30, 2011 was 59%.

Pursuant to the Notice, Greene directed Elk to cure the capital impairment within fifteen days from the Notice Date (the “Cure Period”).  If Elk fails to cure the capital impairment within the Cure Period, the SBA may declare Elk’s total indebtedness to the SBA to be immediately due and payable and/or institute legal proceedings seeking the appointment of the SBA as Elk’s receiver.  As of December 31, 2011, Elk’s total indebtedness to the SBA was $21,518,571, including $343,571 of accrued but unpaid interest.

Based on Elk’s capital impairment percentage of 63.0% as of December 31, 2011, Elk would require approximately $8.9 million of additional capital to cure the capital impairment at this time.

The Notice also indicates that, on February 22, 2012, the SBA referred Elk to the SBA’s Office of Liquidation, based on Elk’s violation of capital impairment percentage requirements in prior periods, which are continuing.  The Company believes that this referral was in error as it was enacted prior to Elk’s receiving the applicable fifteen day notice and opportunity to cure required under SBA regulations.  Prior to receiving the Notice, Elk had notified the SBA of Elk’s belief that the SBA was in error.  In this regard, the Notice states that, notwithstanding the prior transfer to the Office of Liquidation, the SBA will suspend liquidation activities during the Cure Period to allow Elk the opportunity to cure its condition of capital impairment to the SBA’s satisfaction.

As previously disclosed, in April 2011, the Company entered into a definitive stock purchase agreement (the "Renova Agreement") with Renova US Holdings Ltd. ("Renova") providing for a commitment by Renova to purchase up to $65 million of common stock of Ameritrans (the "Recapitalization Transaction"), which would have resulted in the recapitalization of both Ameritrans and Elk and the capital impairment being immediately cured upon consummation of the transaction.

In February 2011, approximately two months prior to executing the Renova Agreement, we notified the SBA of the proposed structure of the Recapitalization Transaction. After providing substantial detail on the Recapitalization Transaction, and receiving no notification of any issues from the SBA and after several weeks of negotiations, due diligence and expenditures, we signed the Renova Agreement in April 2011. Following shareholder approval of the Recapitalization Transaction on June 24, 2011, the parties were prepared to consummate the Recapitalization Transaction immediately, subject to receipt of SBA approval of the indirect change of ownership and control of Elk resulting from the Recapitalization Transaction.

On September 19, 2011, seven months after first submitting the proposed structure of the transaction to the SBA, the Company received written notice that the Recapitalization Transaction, as structured, did not comply with certain ownership diversity requirements under SBA regulations. While the Company did not agree with the SBA's interpretation of those regulations, and presented detailed legal arguments demonstrating compliance with same, in view of the SBA's continued interpretation of the regulations, the Company and Renova mutually terminated the Renova Agreement on November 16, 2011. Following the termination, the Company continued to engage in discussions with Renova regarding potential modifications to the terms of the Renova Transaction that, in the Company's view, satisfied the SBA’s stated interpretation of  the regulations.   Company management met with Greene and other SBA officials on various occasions in an effort to structure a transaction acceptable to SBA.  However, in light of the SBA’s continued belief that the Renova Transaction, as proposed to be modified, would not satisfy such regulations, on January 19, 2012, Renova advised the Company that Renova was ceasing its efforts to pursue a transaction with the Company and Elk and the parties ceased all discussions regarding a transaction.

Subsequently, the Company engaged in discussions regarding alternative change of control transactions with other parties that also would have cured the capital impairment.  The Company kept the SBA informed of these discussions and attempted to determine whether SBA was likely to approve a proposed transaction.  Based upon discussions and written communications, the SBA indicated it would not approve any such transaction.  The Company believes this determination was made arbitrarily and capriciously and is in contravention of applicable regulations.

Since October of 2010, Elk has brought multiple potential transactions that would cure its capital impairment to the Investment Division for approval.  Each time the SBA has indicated, both orally and in writing, that it would not approve such transaction for reasons that Elk believes are wrong, both legally and on the merits. The Company believes that the SBA’s decisions to date have significantly impaired its ability to raise capital and caused damage to the Company.  The Company continues to explore all options available to cure its capital impairment and maximize value for its shareholders.

Item 8.01	Other Events.

On March 7, 2012, Ameritrans paid Ameritrans Holdings LLC (the “Lender”), the holder of the Senior Secured Note (the “Secured Note”), dated January 19, 2011, issued by Ameritrans in favor of the Lender, $1,420,000 (the “Payoff Amount”) in full satisfaction of Ameritrans’ obligations under the Secured Note.  Upon the Lender’s receipt of such payment, the Secured Note, Ameritrans’ obligations thereunder, all liens and security interests previously granted by Ameritrans to the Lender to secure such obligations, and the related pledge agreement terminated. The Payoff Amount represents an approximate 9.9% discount from the principal, interest and other amounts payable under the Secured Note as of the date of payment.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERITRANS CAPITAL CORPORATION

Date: March 12, 2012	By:	/s/ Michael Feinsod
	Name:	Michael Feinsod
	Title:	Chief Executive Officer and President

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